                        ALTERNATIVE LOAN TRUST 2006-28CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                               (COUNTRYWIDE LOGO)

                                  $518,233,936
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED AUGUST 29, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-28CB

           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING SEPTEMBER 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

               INITIAL CLASS                                 INITIAL CLASS
                CERTIFICATE                                   CERTIFICATE
              BALANCE/INITIAL                               BALANCE/INITIAL
                 NOTIONAL       PASS-THROUGH                    NOTIONAL      PASS-THROUGH
                AMOUNT (1)        RATE (2)                     AMOUNT (1)       RATE (2)
             ----------------   ------------                ---------------   ------------
Class A-1     $20,000,000         Floating     Class A-15   $  2,819,808(3)       6.50%
Class A-2     $55,000,000(3)      Floating     Class A-16   $ 18,456,000          6.25%
Class A-3     $ 4,013,000           6.50%      Class A-17   $ 68,471,000          6.00%
Class A-4     $13,303,000           6.25%      Class A-18   $ 26,176,000          6.00%
Class A-5     $   511,654(3)        6.50%      Class A-19   $ 94,647,000        Floating
Class A-6     $23,716,000           6.00%      Class A-20   $ 94,647,000(3)     Floating
Class A-7     $ 6,639,000           6.00%      Class A-21   $ 72,499,000        Floating
Class A-8     $30,355,000         Floating     Class X      $501,004,757(3)     Variable
Class A-9     $30,355,000(3)      Floating     Class PO     $     31,836           (4)
Class A-10    $35,000,000         Floating     Class A-R    $        100          6.50%
Class A-11    $20,000,000         Floating     Class M-A    $    786,000          6.50%
Class A-12    $92,499,000(3)      Floating     Class M      $ 10,218,000          6.50%
Class A-13    $11,466,000           6.50%      Class B-1    $  4,454,000          6.50%
Class A-14    $54,859,000           6.25%      Class B-2    $  3,144,000          6.50%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, in the tables beginning on page 3 of this free writing prospectus.

(3) The Class A-2, Class A-5, Class A-9, Class A-12, Class A-15, Class A-20 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-28CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of August 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about August 30, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of primarily 30-year conventional, fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance     $523,997,502
Geographic Concentrations in excess
   of 10%:
   California                              16.15%
   Florida                                 11.82%
Weighted Average Original LTV Ratio        69.82%
Weighted Average Mortgage Rate             7.077%
Range of Mortgage Rates               6.750% to 8.750%
Average Current Principal Balance         $202,004
Range of Current Principal               $24,795 to
   Balances                               $725,699
Weighted Average Remaining Term to
   Maturity                              360 months
Weighted Average FICO Credit Score           716

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                   INITIAL
              CLASS CERTIFICATE                                     INITIAL        INITIAL      INITIAL
               BALANCE/INITIAL                                       RATING        RATING        RATING
   CLASS     NOTIONAL AMOUNT (1)               TYPE               (FITCH) (2)   (MOODY'S)(2)   (S&P) (2)
   -----     -------------------               ----               -----------   ------------   ---------
OFFERED CERTIFICATES

Class A-1        $ 20,000,000            Senior/Floating              AAA            Aaa          AAA
                                   Pass-Through Rate/Companion

Class A-2        $ 55,000,000        Senior/Inverse Floating          AAA            Aaa          AAA
                                   Pass-Through Rate/Notional
                                       Amount/Interest Only

Class A-3        $  4,013,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                               Rate

Class A-4        $ 13,303,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                             Rate/NAS

Class A-5        $    511,654       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                          Rate/ Notional
                                       Amount/Interest Only

Class A-6        $ 23,716,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                       Rate/Planned Balance

Class A-7        $  6,639,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                       Rate/Planned Balance

Class A-8        $ 30,355,000            Senior/Floating              AAA            Aaa          AAA
                                    Pass-Through Rate/Planned
                                             Balance

Class A-9        $ 30,355,000        Senior/Inverse Floating          AAA            Aaa          AAA
                                    Pass-Through Rate/Notional
                                       Amount/Interest Only

Class A-10       $ 35,000,000            Senior/Floating              AAA            Aaa          AAA
                                   Pass-Through Rate/Companion

Class A-11       $ 20,000,000            Senior/Floating              AAA            Aaa          AAA
                                     Pass-Through Rate/Super
                                     Senior/Scheduled Balance

Class A-12       $ 92,499,000        Senior/Inverse Floating          AAA            Aaa          AAA
                                    Pass-Through Rate/Notional
                                       Amount/Interest Only

Class A-13       $ 11,466,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                          Rate/Companion

Class A-14       $ 54,859,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                      Rate/NAS/Super Senior

Class A-15       $  2,819,808       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                          Rate/ Notional
                                       Amount/Interest Only

Class A-16       $ 18,456,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                         Rate/NAS/Support

Class A-17       $ 68,471,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                       Rate/Planned Balance

                   INITIAL
              CLASS CERTIFICATE                                     INITIAL        INITIAL      INITIAL
               BALANCE/INITIAL                                       RATING        RATING        RATING
   CLASS     NOTIONAL AMOUNT (1)               TYPE               (FITCH) (2)   (MOODY'S)(2)   (S&P) (2)
   -----     -------------------               ----               -----------   ------------   ---------
Class A-18       $ 26,176,000       Senior/Fixed Pass-Through         AAA            Aaa          AAA
                                       Rate/Planned Balance

Class A-19       $ 94,647,000            Senior/Floating              AAA            Aaa          AAA
                                    Pass-Through Rate/Planned
                                             Balance

Class A-20       $ 94,647,000        Senior/Inverse Floating          AAA            Aaa          AAA
                                    Pass-Through Rate/Notional
                                       Amount/Interest Only

Class A-21       $ 72,499,000            Senior/Floating              AAA            Aaa          AAA
                                           Pass-Through
                                          Rate/Scheduled
                                       Balance/Super Senior

Class X          $501,004,757            Senior/ Variable             AAA            Aaa          AAA
                                        Pass-Through Rate/
                                    Notional Amount/ Interest
                                               Only

Class PO         $     31,836         Senior/ Principal Only          AAA            Aaa          AAA

Class A-R        $        100       Senior/ Fixed Pass-Through        AAA            Aaa          AAA
                                          Rate/ Residual

Class M-A        $    786,000        Subordinate/ Fixed Pass-         N/R            Aa1          AAA
                                           Through Rate

Class M          $ 10,218,000        Subordinate/ Fixed Pass-          AA            N/R          N/R
                                           Through Rate

Class B-1        $  4,454,000        Subordinate/ Fixed Pass-          A             N/R          N/R
                                           Through Rate

Class B-2        $  3,144,000        Subordinate/ Fixed Pass-         BBB            N/R          N/R
                                           Through Rate

NON-OFFERED CERTIFICATES(3)

Class B-3        $  2,358,000        Subordinate/ Fixed Pass-
                                           Through Rate

Class B-4        $  1,834,000        Subordinate/ Fixed Pass-
                                           Through Rate

Class B-5        $  1,571,565        Subordinate/ Fixed Pass-
                                           Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                              INTEREST
                                                               ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
    -----      -----------------   -----------------------   ----------
OFFERED
CERTIFICATES
Class A-1      LIBOR + 0.70% (1)             (2)             30/360 (3)
Class A-2      5.80% - LIBOR (1)             (2)             30/360 (3)
Class A-3            6.50%            calendar month (4)     30/360 (3)
Class A-4            6.25%            calendar month (4)     30/360 (3)
Class A-5            6.50%            calendar month (4)     30/360 (3)
Class A-6            6.00%            calendar month (4)     30/360 (3)
Class A-7            6.00%            calendar month (4)     30/360 (3)
Class A-8      LIBOR + 0.35% (1)             (2)             30/360 (3)
Class A-9      6.65% - LIBOR (1)             (2)             30/360 (3)
Class A-10     LIBOR + 0.70% (1)             (2)             30/360 (3)
Class A-11     LIBOR + 0.60% (1)             (2)             30/360 (3)
Class A-12     5.90% - LIBOR (1)             (2)             30/360 (3)
Class A-13           6.50%            calendar month (4)     30/360 (3)
Class A-14           6.25%            calendar month (4)     30/360 (3)
Class A-15           6.50%            calendar month (4)     30/360 (3)
Class A-16           6.25%            calendar month (4)     30/360 (3)
Class A-17           6.00%            calendar month (4)     30/360 (3)
Class A-18           6.00%            calendar month (4)     30/360 (3)
Class A-19     LIBOR + 0.40% (1)             (2)             30/360 (3)
Class A-20     6.60% - LIBOR (1)             (2)             30/360 (3)
Class A-21     LIBOR + 0.60% (1)             (2)             30/360 (3)
Class PO              (5)                    N/A                N/A
Class X               (6)             calendar month (4)     30/360 (3)
Class A-R            6.50%            calendar month (4)     30/360 (3)
Class M-A            6.50%            calendar month (4)     30/360 (3)
Class M              6.50%            calendar month (4)     30/360 (3)
Class B-1            6.50%            calendar month (4)     30/360 (3)
Class B-2            6.50%            calendar month (4)     30/360 (3)

NON-OFFERED
CERTIFICATES
Class B-3            6.50%            calendar month (4)     30/360 (3)
Class B-4            6.50%            calendar month (4)     30/360 (3)
Class B-5            6.50%            calendar month (4)     30/360 (3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) The Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.50%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION             CLASSES OF CERTIFICATES
       -----------             -----------------------
   Senior Certificates       Class A, Class PO and Class
                                   X Certificates

Subordinated Certificates        Class M and Class B
                                    Certificates

  Class A Certificates       Class A-1, Class A-2, Class
                             A-3, Class A-4, Class A-5,
                             Class A-6, Class A-7, Class
                             A-8, Class A-9, Class A-10,
                               Class A-11, Class A-12,
                               Class A-13, Class A-14,
                               Class A-15, Class A-16,
                               Class A-17, Class A-18,
                               Class A-19, Class A-20,
                                Class A-21 and Class
                                  A-R Certificates

  Class M Certificates          Class M-A and Class M
                                    Certificates

  Class B Certificates          Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

   LIBOR Certificates        Class A-1, Class A-2, Class
                             A-8, Class A-9, Class A-10,
                            Class A-11 Class A-12, Class
                             A-19, Class A-20 and Class
                                  A-21 Certificates

     Notional Amount         Class A-2, Class A-5, Class
      Certificates          A-9, Class A-12, Class A-15,
                               Class A-20 and Class X
                                    Certificates

  Offered Certificates         Senior Certificates and
                             Class M Certificates, Class
                                  B-1 and Class B-2
                                    Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-13 and Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class A-13 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on September 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in October 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table beginning on page 6.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid on prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CORRIDOR CONTRACTS

The Class A-1 and Class A-10 Certificates will each have the benefit of separate interest rate corridor contracts and the Class A-11 and Class A-21 Certificates will together have the benefit of an interest rate corridor contract, which will each be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. Payments under each corridor contract will be made to the corridor contract administrator and allocated between the trust fund and Citigroup Global Markets Inc. as described in "Description of the Certificates -- The Corridor Contracts" and "-- The Corridor Contract Reserve Fund" in this free writing prospectus.

Any amount received in respect of the corridor contracts for a distribution date that remains in the corridor contract reserve fund after distributions to the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates, as applicable, will be distributed to Citigroup Global Markets Inc. as provided in the pooling and servicing agreement and will not be available for payment of any related yield supplement amounts on the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates in the future.

See "Description of the Certificates -- The Corridor Contracts" and "-- The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.50% will be equal to the net mortgage rate divided by 6.50% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.50%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates."

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M-A Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     (2) concurrently,

     (a)  26.6265012010% in the following order of priority:

          (i) to the Class A-4 Certificates, the Class A-4 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

          (ii) to the Class A-6, Class A-7 and Class A-8 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), concurrently,

               (I) 50% sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (II) 50% to the Class A-8 Certificates, until its class certificate balance is reduced to zero;

          (iii) concurrently, to the Class A-1 and Class A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iv) to the Class A-6, Class A-7 and Class A-8 Certificates, without regard to their aggregate planned balance for that distribution date, concurrently,

               (I) 50% sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (II) 50% to the Class A-8 Certificates, until its class certificate balance is reduced to zero;

          (v) to the Class A-3 Certificates, until its class certificate balance is reduced to zero; and

          (vi) to the Class A-4 Certificates, without regard to the Class A-4 priority amount, until its class certificate balance is reduced to zero; and

     (b)  73.3734987990% in the following order of priority:

          (i) concurrently, to the Class A-14 and Class A-16 Certificates, pro rata, the combined priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (ii) in an amount up to $100 on each distribution date, concurrently, to the Class A-11 and Class A-21 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) to the Class A-17, Class A-18 and Class A-19 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), concurrently,

               (I) 50% sequentially, to the Class A-17 and Class A-18 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (II) 50% to the Class A-19 Certificates, until its class certificate balance is reduced to zero;

          (iv) concurrently, to the Class A-11 and Class A-21 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate scheduled balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

          (v) to the Class A-13 Certificates, until its class certificate balance is reduced to zero;

          (vi) concurrently, to the Class A-11 and Class A-21 Certificates, pro rata, without regard to their aggregate scheduled balance for that distribution date, until their respective class certificate balances are reduced to zero;

          (vii) to the Class A-17, Class A-18 and Class A-19 Certificates, without regard to their aggregate planned balance for that distribution date, concurrently,

               (I) 50% sequentially, to the Class A-17 and Class A-18 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (II) 50% to the Class A-19 Certificates, until its class certificate balance is reduced to zero; and

          (viii) concurrently, to the Class A-14 and Class A-16 Certificates, pro rata, without regard to the combined priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M-A Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), each restricted class will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

     - second, concurrently, to the classes of Class A Certificates (other than the notional amount certificates), pro rata, based upon their respective class certificate balances, except that a portion of the non PO percentage of any realized losses that would otherwise be allocated to the Class A-11,

          Class A-14 and Class A-21 Certificates will instead be allocated to the Class A-16 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. The Class M-A Certificates will have a distribution priority over the Class M Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of Class B Certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the corridor contracts and the assets in the corridor contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-1, Class A-10 Class A-11 and Class A-21 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M-A and Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                MORTGAGE RATES(1)

                                                                                                                    WEIGHTED
                                                                               WEIGHTED AVERAGE                     AVERAGE
              NUMBER OF       AGGREGATE       PERCENT OF        AVERAGE         REMAINING TERM      WEIGHTED        ORIGINAL
  MORTGAGE     MORTGAGE   PRINCIPAL BALANCE    MORTGAGE    PRINCIPAL BALANCE      TO MATURITY     AVERAGE FICO   LOAN-TO-VALUE
  RATE (%)      LOANS        OUTSTANDING         POOL       OUTSTANDING ($)        (MONTHS)       CREDIT SCORE     RATIO (%)
  --------    ---------   -----------------   ----------   -----------------   ----------------   ------------   -------------
6.750 .....       111      $ 22,992,744.53        4.39%        207,141.84             359              728           66.47
6.875 .....       853       176,558,085.68       33.69         206,984.86             360              722           69.25
6.895 .....         1           175,000.00        0.03         175,000.00             360              656           87.50
6.970 .....         1           263,200.00        0.05         263,200.00             360              713           89.22
6.990 .....         2           325,951.00        0.06         162,975.50             360              785           85.24
7.000 .....       420        85,353,902.75       16.29         203,223.58             360              724           68.29
7.045 .....         2           254,950.00        0.05         127,475.00             360              714           92.57
7.085 .....         1           184,000.00        0.04         184,000.00             360              770           94.36
7.120 .....         1            71,344.31        0.01          71,344.31             359              681           85.00
7.125 .....       382        73,579,544.51       14.04         192,616.61             359              718           71.44
7.130 .....         1           138,700.00        0.03         138,700.00             360              745           95.00
7.170 .....         1           355,700.00        0.07         355,700.00             360              682           89.60
7.175 .....         1           164,700.00        0.03         164,700.00             360              733           90.00
7.190 .....         1           143,000.00        0.03         143,000.00             360              671           87.73
7.200 .....         1           120,000.00        0.02         120,000.00             360              705           51.06
7.250 .....       413        82,182,149.09       15.68         198,988.25             360              709           71.15
7.345 .....         2           625,500.00        0.12         312,750.00             360              689           90.00
7.360 .....         1           251,822.14        0.05         251,822.14             359              738           90.00
7.370 .....         1           306,000.00        0.06         306,000.00             359              680           90.00
7.375 .....       241        49,806,942.88        9.51         206,667.81             360              701           70.32
7.470 .....         1           243,920.00        0.05         243,920.00             358              742           80.00
7.500 .....        98        18,914,887.83        3.61         193,009.06             359              695           67.91
7.545 .....         1           180,000.00        0.03         180,000.00             360              753           90.00
7.580 .....         1           298,013.00        0.06         298,013.00             360              611           90.00
7.625 .....        41         8,069,126.12        1.54         196,807.95             358              682           70.14
7.675 .....         1           200,700.00        0.04         200,700.00             360              696           90.00
7.685 .....         1           360,000.00        0.07         360,000.00             360              605           84.71
7.750 .....         4           422,145.77        0.08         105,536.44             359              728           63.41
7.875 .....         5           841,831.18        0.16         168,366.24             360              657           70.82

                                                                                                                    WEIGHTED
                                                                               WEIGHTED AVERAGE                     AVERAGE
              NUMBER OF       AGGREGATE       PERCENT OF        AVERAGE         REMAINING TERM      WEIGHTED        ORIGINAL
  MORTGAGE     MORTGAGE   PRINCIPAL BALANCE    MORTGAGE    PRINCIPAL BALANCE      TO MATURITY     AVERAGE FICO   LOAN-TO-VALUE
  RATE (%)      LOANS        OUTSTANDING         POOL       OUTSTANDING ($)        (MONTHS)       CREDIT SCORE     RATIO (%)
  --------    ---------   -----------------   ----------   -----------------   ----------------   ------------   -------------
7.925 .....         1           187,200.00        0.04         187,200.00             360              782           90.00
8.000 .....         2           366,816.00        0.07         183,408.00             359              632           66.73
8.750 .....         1            59,625.00        0.01          59,625.00             360              N/A           75.00
                -----      ---------------      ------
   Total ..     2,594      $523,997,501.79      100.00%
                =====      ===============      ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately 7.073% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 7.077% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                   WEIGHTED
                                                                                                   AVERAGE   WEIGHTED     WEIGHTED
                                                                           AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                     NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE             MORTGAGE   PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS       OUTSTANDING        POOL     OUTSTANDING ($)   RATE(%)   (MONTHS)    SCORE     RATIO (%)
---------------------------  ---------  -----------------  ----------  ---------------  --------  ---------  --------  -------------
      0.01 - 50,000.00 ....       23     $    993,316.39       0.19%       43,187.67      7.216      355        718        39.41
 50,000.01 - 100,000.00 ...      291       24,287,268.72       4.63        83,461.40      7.117      359        725        60.51
100,000.01 - 150,000.00 ...      578       73,016,657.20      13.93       126,326.40      7.056      359        721        69.13
150,000.01 - 200,000.00 ...      609      106,813,479.97      20.38       175,391.59      7.077      360        720        71.03
200,000.01 - 250,000.00 ...      418       93,994,847.90      17.94       224,868.06      7.096      360        711        70.36
250,000.01 - 300,000.00 ...      275       75,815,283.06      14.47       275,691.94      7.067      359        715        71.16
300,000.01 - 350,000.00 ...      170       55,025,301.93      10.50       323,678.25      7.067      360        707        70.58
350,000.01 - 400,000.00 ...      139       52,400,599.52      10.00       376,982.73      7.079      360        716        69.97
400,000.01 - 450,000.00 ...       61       25,269,685.58       4.82       414,257.14      7.037      358        718        68.64
450,000.01 - 500,000.00 ...        8        3,863,492.12       0.74       482,936.52      7.109      360        755        74.20
500,000.01 - 550,000.00 ...       11        5,780,970.00       1.10       525,542.73      7.226      360        720        68.58
550,000.01 - 600,000.00 ...        5        2,874,400.00       0.55       574,880.00      7.001      360        713        77.72
600,000.01 - 650,000.00 ...        4        2,472,500.00       0.47       618,125.00      7.066      360        688        57.89
650,000.01 - 700,000.00 ...        1          664,000.00       0.13       664,000.00      7.000      360        784        80.00
700,000.01 - 750,000.00 ...        1          725,699.40       0.14       725,699.40      7.250      358        706        60.00
                               -----     ---------------     ------
   Total ..................    2,594     $523,997,501.79     100.00%
                               =====     ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $202,004.

                              FICO CREDIT SCORES(1)

                                                                                              WEIGHTED     WEIGHTED     WEIGHTED
                                                                                 WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                    NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        AVERAGE  REMAINING TERM    FICO       ORIGINAL
RANGE OF            MORTGAGE   PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES    LOANS       OUTSTANDING        POOL      OUTSTANDING ($)   RATE (%)     (MONTHS)       SCORE     RATIO (%)
------------------  ---------  -----------------  ----------  -----------------  --------  --------------  --------  -------------
619 and Below ....       37     $  8,585,955.12       1.64%       232,052.84       7.202         358          608        69.85
620-639 ..........      175       35,477,138.85       6.77        202,726.51       7.159         359          630        67.53
640-659 ..........      192       39,362,272.20       7.51        205,011.83       7.132         359          650        65.28
660-679 ..........      299       65,462,459.77      12.49        218,937.99       7.104         360          669        69.25
680-699 ..........      268       55,622,272.50      10.61        207,545.79       7.106         359          689        66.12
700-719 ..........      359       71,439,396.08      13.63        198,995.53       7.064         360          710        70.40
720 and Above ....    1,248      245,142,111.22      46.78        196,427.97       7.037         360          764        71.67
Not Available ....       16        2,905,896.05       0.55        181,618.50       7.446         360          N/A        71.54
                      -----     ---------------     ------
  Total ..........    2,594     $523,997,501.79     100.00%
                      =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 716.

                             DOCUMENTATION PROGRAMS

                                                                                             WEIGHTED
                                                                                             AVERAGE                  WEIGHTED
                                                                                  WEIGHTED  REMAINING    WEIGHTED     AVERAGE
                     NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        AVERAGE   TERM TO     AVERAGE      ORIGINAL
DOCUMENTATION        MORTGAGE   PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
PROGRAM                LOANS       OUTSTANDING        POOL      OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
-------------        ---------  -----------------  ----------  -----------------  --------  ---------  -----------  -------------
CLUES .............       17     $  3,638,325.80       0.69%       214,019.16       7.154      359         677          72.60
Full/Alternative ..      372       71,308,175.39      13.61        191,688.64       6.977      360         718          67.39
No Income/
   No Asset .......      373       72,013,116.47      13.74        193,064.66       7.155      360         707          62.91
Preferred .........      171       34,497,363.17       6.58        201,738.97       7.026      359         755          66.48
Reduced ...........    1,513      311,456,082.20      59.44        205,853.33       7.084      360         717          72.81
Stated Income/
   Stated Asset ...      147       30,877,938.76       5.89        210,054.01       7.098      359         684          64.84
Streamlined .......        1          206,500.00       0.04        206,500.00       6.875      360         N/A          45.38
                       -----     ---------------     ------
   Total ..........    2,594     $523,997,501.79     100.00%
                       =====     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                WEIGHTED
                                                                                                AVERAGE    WEIGHTED      WEIGHTED
                                                                      AVERAGE       WEIGHTED   REMAINING   AVERAGE       AVERAGE
RANGE OF ORIGINAL    NUMBER OF       AGGREGATE       PERCENT OF      PRINCIPAL      AVERAGE     TERM TO      FICO        ORIGINAL
LOAN-TO-VALUE         MORTGAGE   PRINCIPAL BALANCE    MORTGAGE        BALANCE       MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
RATIOS (%)             LOANS        OUTSTANDING         POOL      OUTSTANDING ($)   RATE (%)    (MONTHS)     SCORE      RATIO (%)
-----------------    ---------   -----------------   ----------   ---------------   --------   ---------   --------   -------------
50.00 or less ....       412      $ 70,299,068.72       13.42%       170,628.81       7.034       358         715         38.54
50.01 to 55.00 ...       119        24,736,734.50        4.72        207,871.72       7.094       360         712         52.85
55.01 to 60.00 ...       139        28,430,831.74        5.43        204,538.36       7.057       359         700         57.66
60.01 to 65.00 ...       137        28,753,208.21        5.49        209,877.43       7.082       359         693         63.21
65.01 to 70.00 ...       190        42,661,263.58        8.14        224,532.97       7.093       360         703         68.14
70.01 to 75.00 ...       233        53,321,152.71       10.18        228,846.15       7.130       360         693         73.63
75.01 to 80.00 ...     1,225       246,954,342.50       47.13        201,595.38       7.055       360         729         79.65
80.01 to 85.00 ...         6         1,043,824.49        0.20        173,970.75       7.401       360         668         84.77
85.01 to 90.00 ...        99        21,480,857.68        4.10        216,978.36       7.271       360         714         89.49
90.01 to 95.00 ...        34         6,316,217.66        1.21        185,771.11       7.131       360         740         94.41
                       -----      ---------------      ------
   Total .........     2,594      $523,997,501.79      100.00%
                       =====      ===============      ======

---------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 69.82%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                        WEIGHTED
                                                               AVERAGE                  AVERAGE     WEIGHTED      WEIGHTED
                      NUMBER        AGGREGATE      PERCENT    PRINCIPAL    WEIGHTED    REMAINING     AVERAGE      AVERAGE
                        OF          PRINCIPAL        OF        BALANCE      AVERAGE       TERM        FICO        ORIGINAL
                     MORTGAGE        BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT    LOAN-TO-VALUE
STATE                  LOANS       OUTSTANDING      POOL          ($)      RATE (%)     (MONTHS)      SCORE      RATIO (%)
-----                --------   ---------------   --------   -----------   --------   -----------   --------   -------------
Arizona ..........       142    $ 29,756,592.30      5.68%    209,553.47     7.092        360          707         69.02
California .......       332      84,634,582.13     16.15     254,923.44     7.038        359          711         59.91
Colorado .........        83      17,480,871.57      3.34     210,612.91     7.095        360          726         71.27
Florida ..........       318      61,958,154.72     11.82     194,836.96     7.142        359          709         72.06
Georgia ..........        68      12,355,175.06      2.36     181,693.75     7.083        359          714         76.97
Illinois .........        80      19,135,566.05      3.65     239,194.58     7.134        359          726         73.54
Massachusetts ....        60      15,610,126.95      2.98     260,168.78     7.104        360          713         67.71
Michigan .........        79      12,509,306.48      2.39     158,345.65     7.113        359          720         76.65
Nevada ...........        64      16,096,272.01      3.07     251,504.25     7.024        360          723         72.46
New Jersey .......        72      20,000,368.75      3.82     277,782.90     7.091        360          707         65.69
New York .........        58      16,261,274.89      3.10     280,366.81     7.037        360          713         65.77
North Carolina ...        71      11,250,647.07      2.15     158,459.82     7.113        360          721         71.68
Oregon ...........        69      13,100,340.31      2.50     189,860.00     7.026        360          735         71.56
Pennsylvania .....        70      12,573,892.27      2.40     179,627.03     7.102        360          711         71.93
Tennessee ........        71      11,175,642.72      2.13     157,403.42     7.055        360          728         75.43
Texas ............       256      36,007,348.30      6.87     140,653.70     7.074        360          728         77.49
Utah .............        65      11,740,459.96      2.24     180,622.46     7.108        360          720         73.32
Virginia .........        59      14,492,254.17      2.77     245,631.43     7.036        360          702         68.51
Washington .......        73      16,513,590.05      3.15     226,213.56     7.056        360          729         71.52
Other (less than
   2%) ...........       504      91,345,036.03     17.43     181,240.15     7.060        359          718         71.25
                       -----    ---------------    ------
   Total .........     2,594    $523,997,501.79    100.00%
                       =====    ===============    ======

 ---------
(1) The Other row in the preceding table includes 30 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.432% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                              WEIGHTED
                                                                      AVERAGE                  AVERAGE     WEIGHTED      WEIGHTED
                             NUMBER        AGGREGATE      PERCENT    PRINCIPAL    WEIGHTED    REMAINING     AVERAGE      AVERAGE
                               OF          PRINCIPAL        OF        BALANCE      AVERAGE       TERM        FICO        ORIGINAL
                            MORTGAGE        BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                  LOANS       OUTSTANDING      POOL         ($)       RATE (%)     (MONTHS)      SCORE      RATIO (%)
------------                --------   ---------------   --------   -----------   --------   -----------   --------   -------------
Refinance (Cash-Out) ....       784    $166,595,252.37     31.79%    212,493.94     7.091        359          690         61.14
Purchase ................     1,461     284,360,184.75     54.27     194,633.94     7.075        360          733         76.06
Refinance (Rate/Term) ...       349      73,042,064.67     13.94     209,289.58     7.054        359          711         65.32
                              -----    ---------------    ------
   Total ................     2,594    $523,997,501.79    100.00%
                              =====    ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                               WEIGHTED
                                                                      AVERAGE                  AVERAGE     WEIGHTED      WEIGHTED
                             NUMBER        AGGREGATE      PERCENT    PRINCIPAL    WEIGHTED    REMAINING     AVERAGE      AVERAGE
                               OF          PRINCIPAL        OF        BALANCE      AVERAGE       TERM        FICO        ORIGINAL
                            MORTGAGE        BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                 LOANS       OUTSTANDING      POOL         ($)       RATE (%)     (MONTHS)      SCORE      RATIO (%)
-------------               --------   ---------------   --------   -----------   --------   -----------   --------   -------------
2-4 Family Residence ....       156    $ 44,665,057.20      8.52%    286,314.47     7.146        359          728         67.96
Condominium Hotel .......         2         192,023.00      0.04      96,011.50     7.861        360          738         64.93
Cooperative .............         1         136,000.00      0.03     136,000.00     6.875        360          711         54.96
High-rise Condominium ...        20       4,608,103.88      0.88     230,405.19     7.284        356          721         71.44
Low-rise Condominium ....       192      32,549,645.12      6.21     169,529.40     7.120        360          723         71.83
Planned Unit
Development .............       663     135,971,445.27     25.95     205,085.14     7.058        360          724         72.39
Single Family
   Residence ............     1,560     305,875,227.32     58.37     196,073.86     7.067        359          710         68.71
                              -----    ---------------    ------
   Total ................     2,594    $523,997,501.79    100.00%
                              =====    ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                             WEIGHTED
                                                                    AVERAGE                  AVERAGE     WEIGHTED      WEIGHTED
                           NUMBER        AGGREGATE      PERCENT    PRINCIPAL    WEIGHTED    REMAINING     AVERAGE      AVERAGE
                             OF          PRINCIPAL        OF        BALANCE      AVERAGE       TERM        FICO        ORIGINAL
                          MORTGAGE        BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE              LOANS       OUTSTANDING      POOL         ($)       RATE (%)     (MONTHS)      SCORE      RATIO (%)
--------------            --------   ---------------   --------   -----------   --------   -----------   --------   -------------
Investment Property ...       262    $ 46,812,494.69      8.93%    178,673.64     7.130        360          739         67.67
Primary Residence .....     2,156     444,016,328.32     84.74     205,944.49     7.067        359          713         69.72
Secondary Residence ...       176      33,168,678.78      6.33     188,458.40     7.133        360          723         74.10
                            -----    ---------------    ------
   Total...............     2,594    $523,997,501.79    100.00%
                            =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                   WEIGHTED                     WEIGHTED AVERAGE
                      NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        AVERAGE                         ORIGINAL
REMAINING TERM         MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE   WEIGHTED AVERAGE    LOAN-TO-VALUE
TO MATURITY (MONTHS)    LOANS       OUTSTANDING        POOL      OUTSTANDING ($)    RATE(%)  FICO CREDIT SCORE      RATIO (%)
--------------------  ---------  -----------------  ----------  -----------------  --------  -----------------  ----------------
360 ................    2,321     $467,450,262.98      89.21%       201,400.37       7.070          718               69.64
359 ................      220       45,001,827.53       8.59        204,553.76       7.151          705               71.82
358 ................       29        6,411,886.47       1.22        221,099.53       7.048          702               71.47
357 ................        6        1,950,028.17       0.37        325,004.70       6.962          703               75.31
356 ................        2          519,169.88       0.10        259,584.94       7.100          760               67.31
355 ................        2          114,265.63       0.02         57,132.82       7.369          782               48.44
353 ................        1          275,541.00       0.05        275,541.00       6.875          726               90.00
346 ................        1          161,893.68       0.03        161,893.68       7.125          781               87.59
300 ................        5        1,069,800.00       0.20        213,960.00       7.011          680               63.81
262 ................        1           44,962.89       0.01         44,962.89       7.500          750               71.43
240 ................        5          933,000.00       0.18        186,600.00       7.141          702               43.33
239 ................        1           64,863.56       0.01         64,863.56       7.500          778               31.33
                        -----     ---------------     ------
   Total ...........    2,594     $523,997,501.79     100.00%
                        =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 360 months.

                      INTEREST ONLY PERIODS AT ORIGINATION

                                                                                              WEIGHTED     WEIGHTED     WEIGHTED
                                                                    AVERAGE      WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                      NUMBER OF      AGGREGATE      PERCENT OF     PRINCIPAL      AVERAGE  REMAINING TERM    FICO       ORIGINAL
INTEREST ONLY PERIOD   MORTGAGE  PRINCIPAL BALANCE   MORTGAGE       BALANCE      MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
(MONTHS)                LOANS       OUTSTANDING        POOL     OUTSTANDING ($)  RATE (%)     (MONTHS)       SCORE     RATIO (%)
--------------------  ---------  -----------------  ----------  ---------------  --------  --------------  --------  -------------
0 ..................    2,106     $415,263,168.98      79.25%      197,180.99      7.082         359          715        69.61
120 ................      437       97,787,757.53      18.66       223,770.61      7.060         360          722        70.44
180 ................       51       10,946,575.28       2.09       214,638.73      7.030         360          713        72.11
                        -----     ---------------     ------
   Total ...........    2,594     $523,997,501.79     100.00%
                        =====     ===============     ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                             WEIGHTED     WEIGHTED     WEIGHTED
                                                                                WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                   NUMBER OF      AGGREGATE      PERCENT OF       AVERAGE        AVERAGE  REMAINING TERM    FICO       ORIGINAL
PREPAYMENT CHARGE   MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   PRINCIPAL BALANCE  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)      LOANS       OUTSTANDING        POOL      OUTSTANDING ($)   RATE (%)     (MONTHS)       SCORE     RATIO (%)
-----------------  ---------  -----------------  ----------  -----------------  --------  --------------  --------  -------------
0 ...............    2,213     $455,534,583.75     86.93%        205,844.82       7.061         359          717        69.30
6 ...............        3          731,826.32      0.14         243,942.11       7.435         359          701        82.74
7 ...............        2          361,000.00      0.07         180,500.00       6.901         360          718        58.42
12 ..............       11        2,570,897.08      0.49         233,717.92       7.242         360          702        66.25
24 ..............        1          173,612.00      0.03         173,612.00       7.000         360          773        80.00
30 ..............        6          378,924.57      0.07          63,154.10       7.426         359          758        80.34
36 ..............       34        6,705,441.29      1.28         197,218.86       7.242         359          694        70.88
60 ..............      324       57,541,216.78     10.98         177,596.35       7.169         360          710        73.78
                     -----     ---------------    ------
   Total ........    2,594     $523,997,501.79    100.00%
                     =====     ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-28CB, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class X, Class PO, Class A-R, Class M-A, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                        CLASSES OF CERTIFICATES
         -----------                        -----------------------
     Senior Certificates           Class A, Class PO and Class X Certificates

  Subordinated Certificates             Class M and Class B Certificates

    Class A Certificates          Class A-1, Class A-2, Class A-3, Class A-4,
                               Class A-5, Class A-6, Class A-7, Class A-8, Class
                                 A-9, Class A-10, Class A-11, Class A-12, Class
                                A-13, Class A-14, Class A-15, Class A-16, Class
                                A-17, Class A-18, Class A-19, Class A-20, Class
                                        A-21 and Class A-R Certificates

    Class M Certificates               Class M-A and Class M Certificates

    Class B Certificates         Class B-1, Class B-2, Class B-3, Class B-4 and
                                             Class B-5 Certificates

     LIBOR Certificates           Class A-1, Class A-2, Class A-8, Class A-9,
                                Class A-10, Class A-11, Class A-12, Class A-19,
                                     Class A-20 and Class A-21 Certificates

Notional Amount Certificates      Class A-2, Class A-5, Class A-9, Class A-12,
                                Class A-15, Class A-20 and Class X Certificates

    Offered Certificates        Senior Certificates, Class M Certificates, Class
                                         B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

            CLASS                                        TYPE
            -----                                        ----
Class A-1                            Senior/Floating Pass-Through Rate/Companion

Class A-2                         Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only

Class A-3                                   Senior/Fixed Pass-Through Rate

Class A-4                                 Senior/Fixed Pass-Through Rate/NAS

Class A-5                   Senior/Fixed Pass-Through Rate/ Notional Amount/Interest Only

Class A-6                           Senior/Fixed Pass-Through Rate/Planned Balance

Class A-7                           Senior/Fixed Pass-Through Rate/Planned Balance

Class A-8                         Senior/Floating Pass-Through Rate/Planned Balance

Class A-9                         Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only

Class A-10                           Senior/Floating Pass-Through Rate/Companion

Class A-11                     Senior/Floating Pass-Through Rate/Super Senior/Scheduled
                                                       Balance

Class A-12                        Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only

Class A-13                             Senior/Fixed Pass-Through Rate/Companion

Class A-14                         Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class A-15                  Senior/Fixed Pass-Through Rate/ Notional Amount/Interest Only

Class A-16                            Senior/Fixed Pass-Through Rate/NAS/Support

Class A-17                          Senior/Fixed Pass-Through Rate/Planned Balance

Class A-18                          Senior/Fixed Pass-Through Rate/Planned Balance

Class A-19                        Senior/Floating Pass-Through Rate/Planned Balance

Class A-20                        Senior/Inverse Floating Pass-Through Rate/Notional
                                                 Amount/Interest Only

Class A-21                    Senior/Floating Pass-Through Rate/Scheduled Balance/Super
                                                        Senior

Class X                     Senior/ Variable Pass-Through Rate/ Notional Amount/ Interest
                                                         Only

Class PO                                        Senior/ Principal Only

Class A-R                              Senior/Fixed Pass-Through Rate/ Residual

Subordinated Certificates                Subordinate/ Fixed Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $499,631,936, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.35% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-A ........................          0.15%
Class M ..........................          1.95%
Class B-1 ........................          0.85%
Class B-2 ........................          0.60%
Class B-3 ........................          0.45%
Class B-4 ........................          0.35%
Class B-5 ........................          0.30%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class A-2, Class A-5, Class A-9, Class A-12, Class A-15, Class A-20 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-2 Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class A-1 and Class A-10 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-5 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.50.

     The notional amount of the Class A-9 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-8 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-12 Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class A-11 and Class A-21 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-15 Certificates for any Distribution Date will equal the product of (i) the aggregate Class Certificate Balance of the Class A-14 and Class A-16 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.50.

     The notional amount of the Class A-20 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-19 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates (other than the Class A-13 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class A-13 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.30%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all substitution adjustment amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will remain uninvested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)               AMOUNT               GENERAL PURPOSE                    SOURCE (2)                     FREQUENCY
--------------------               ------               ---------------                    ----------                     ---------
FEES

Master Servicing Fee   One-twelfth of the Stated        Compensation      Amounts on deposit in the Certificate              Monthly
/ Master Servicer      Principal Balance of each                          Account representing payments of interest
                       mortgage loan multiplied by                        and application of liquidation proceeds
                       the master servicing fee rate                      with respect to that mortgage loan
                       (3)

                       -  All late payment fees,        Compensation      Payments made by obligors with respect to     Time to time
                          assumption fees and other                       the mortgage loans
                          similar charges including
                          prepayment charges

                       -  All investment income         Compensation      Investment income related to the                   Monthly
                          earned on amounts on                            Certificate Account and the Distribution
                          deposit in the Certificate                      Account
                          Account and Distribution
                          Account.

                       -  Excess Proceeds (4)           Compensation      Liquidation proceeds and Subsequent           Time to time
                                                                          Recoveries

Trustee Fee (the       One-twelfth of the Trustee Fee   Compensation      Amounts on deposit in the Certificate              Monthly
"Trustee Fee") /       Rate multiplied by the                             Account or the Distribution Account
Trustee                aggregate Stated Principal
                       Balance of the outstanding
                       mortgage loans. (5)

EXPENSES

Insured expenses /     Expenses incurred by the         Reimbursement     To the extent the expenses are covered by     Time to time
Master Servicer        master servicer                  of Expenses       an insurance policy with respect to the
                                                                          mortgage loan

Servicing Advances /   To the extent of funds           Reimbursement     With respect to each mortgage loan, late      Time to time
Master Servicer        available, the amount of any     of Expenses       recoveries of the payments of the costs and
                       Servicing Advances.                                expenses, liquidation proceeds, Subsequent
                                                                          Recoveries, purchase proceeds or repurchase
                                                                          proceeds for that mortgage loan (6)

Indemnification        Amounts for which the sellers,   Indemnification   Amounts on deposit on the Certificate              Monthly
expenses / the         the master servicer and                            Account.
sellers, the master    depositor are entitled to
servicer and the       indemnification (7)
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in September 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-A Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                     INITIAL         MAXIMUM/MINIMUM      FORMULA FOR CALCULATION
CLASS           PASS-THROUGH RATE   PASS-THROUGH RATE   OF CLASS PASS-THROUGH RATE
-----           -----------------   -----------------   --------------------------
Class A-1 ...         6.00%            6.50%/0.70%             LIBOR + 0.70%
Class A-2 ...         0.50%            5.80%/0.00%             5.80% - LIBOR
Class A-8 ...         5.65%            7.00%/0.35%             LIBOR + 0.35%
Class A-9 ...         1.35%            6.65%/0.00%             6.65% - LIBOR
Class A-10 ..         6.00%            6.50%/0.70%             LIBOR + 0.70%
Class A-11 ..         5.90%            6.50%/0.60%             LIBOR + 0.60%
Class A-12 ..         0.60%            5.90%/0.00%             5.90% - LIBOR
Class A-19 ..         5.70%            7.00%/0.40%             LIBOR + 0.40%
Class A-20 ..         1.30%            6.60%/0.00%             6.60% - LIBOR
Class A-21 ..         5.90%            6.50%/0.60%             LIBOR + 0.60%

     Class X Certificates

     The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.329% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest- bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable Strike Rate, in addition to the interest distribution amount described above, the Class A-1, Class A-10, Class A-11 and Class A-21 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     The trust fund will have the benefit of three separate interest rate corridor contracts, with Bear Stearns Financial Products Inc. ("BSFP" or the "Contract Counterparty") (each a "Corridor Contract and, together, the "Corridor Contracts"):

          -    the Class A-1 Corridor Contract,

          -    the Class A-10 Corridor Contract; and

          -    the Class A-11 and Class A-21 Corridor Contract.

     Pursuant to the Corridor Contracts, the terms of an ISDA Master Agreement were incorporated into the confirmation of the related Corridor Contract, as if such an ISDA Master Agreement had been executed by the Corridor Contract Counterparty and Citibank N.A., New York Branch, an affiliate of Citigroup Global Markets, Inc., on the date that the related Corridor Contract was executed. The Corridor Contracts are also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, Citibank N.A., New York Branch will assign its rights under the Corridor Contracts to The Bank of New York, as corridor contract administrator (in such capacity, the "Corridor Contract Administrator"), and Citigroup Global Markets Inc., the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Citigroup Global Markets Inc. as described below.

     With respect to each Corridor Contract and any Distribution Date beginning with the Distribution Date in September 2006 to and including the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the applicable Corridor Contract Ceiling Rate over (y) the applicable Corridor Contract Strike Rate, (ii) the related Corridor Contract Notional Balance for such Distribution Date, and (iii) one-twelfth.

     Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payments received from the Corridor Contract Counterparty with respect to each Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below), to the trustee, up to the amount that would be payable under the related Corridor Contract if clause (ii) of the preceding sentence were equal to the lesser of (a) the related Corridor Contract Notional Balance for such Distribution Date and (b) the Class Certificate Balance of the related class or classes of certificates, immediately prior to such Distribution Date, and second, to Citigroup Global Markets Inc., the remainder, if any. Any amount distributed to Citigroup Global Markets Inc. will not be available to cover any yield supplement amounts on the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates.

CLASS OR CLASSES OF            CORRIDOR CONTRACT   CORRIDOR CONTRACT   CORRIDOR CONTRACT
CERTIFICATES                    TERMINATION DATE      STRIKE RATE         CEILING RATE
-------------------            -----------------   -----------------   -----------------
Class A-1 ..................       July 2009             5.80%               8.80%
Class A-10 .................        May 2011             5.80%               8.80%
Class A-11 and Class A-21 ..     February 2021           5.90%               8.90%

     On or prior to the applicable Corridor Contract Termination Date, amounts (if any) received under the related Corridor Contract by the Corridor Contract Administrator and allocated to the trustee for the benefit of the trust fund in respect of the related Corridor Contract will be used to pay the related Yield Supplement Amount, as described below under "-- The Corridor Reserve Fund." Amounts received on the Corridor Contracts will not be available to make interest distributions on any class of certificates other than the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates, as applicable.

     The "Class A-1 Corridor Contract Notional Balances" are as described in the following table:

                              CLASS A-1 CORRIDOR
                                   CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCE ($)
--------------------------   --------------------
September 2006 ...........        20,000,000
October 2006 .............        19,657,404
November 2006 ............        19,259,821
December 2006 ............        18,807,941
January 2007 .............        18,302,684
February 2007 ............        17,745,209
March 2007 ...............        17,136,915
April 2007 ...............        16,479,436
May 2007 .................        15,774,640
June 2007 ................        15,024,618
July 2007 ................        14,231,685
August 2007 ..............        13,398,364
September 2007 ...........        12,527,377
October 2007 .............        11,687,957
November 2007 ............        10,879,514
December 2007 ............        10,101,468
January 2008 .............         9,353,245
February 2008 ............         8,634,279
March 2008 ...............         7,944,011
April 2008 ...............         7,281,890
May 2008 .................         6,647,370
June 2008 ................         6,039,914
July 2008 ................         5,458,989
August 2008 ..............         4,904,070
September 2008 ...........         4,374,637
October 2008 .............         3,870,177
November 2008 ............         3,390,182
December 2008 ............         2,934,150
January 2009 .............         2,501,583
February 2009 ............         2,091,992
March 2009 ...............         1,704,889
April 2009 ...............         1,331,698
May 2009 .................           972,076
June 2009 ................           625,684
July 2009 ................           292,194
August 2009 and
   thereafter ............              0.00

     The "Class A-10 Corridor Contract Notional Balances" are as described in the following table:

                              CLASS A-10 CORRIDOR
                                   CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCE ($)
--------------------------   --------------------
September 2006 ...........        35,000,000
October 2006 .............        34,527,146
November 2006 ............        33,981,005
December 2006 ............        33,362,389
January 2007 .............        32,672,348
February 2007 ............        31,912,199
March 2007 ...............        31,083,514
April 2007 ...............        30,188,125
May 2007 .................        29,228,116
June 2007 ................        28,205,822
July 2007 ................        27,123,816
August 2007 ..............        25,984,908
September 2007 ...........        24,792,131
October 2007 .............        23,639,720
November 2007 ............        22,527,116
December 2007 ............        21,453,763
January 2008 .............        20,419,104
February 2008 ............        19,422,581
March 2008 ...............        18,463,638
April 2008 ...............        17,541,721
May 2008 .................        16,656,274
June 2008 ................        15,806,743
July 2008 ................        14,992,572
August 2008 ..............        14,213,208
September 2008 ...........        13,468,097
October 2008 .............        12,756,685
November 2008 ............        12,078,420
December 2008 ............        11,432,748
January 2009 .............        10,819,116
February 2009 ............        10,236,973
March 2009 ...............         9,685,766
April 2009 ...............         9,150,777
May 2009 .................         8,631,684
June 2009 ................         8,128,171
July 2009 ................         7,639,929
August 2009 ..............         7,166,653
September 2009 ...........         6,708,045
October 2009 .............         6,263,810
November 2009 ............         5,833,663
December 2009 ............         5,417,319
January 2010 .............         5,014,502
February 2010 ............         4,624,940
March 2010 ...............         4,248,365
April 2010 ...............         3,884,514
May 2010 .................         3,533,131
June 2010 ................         3,193,962
July 2010 ................         2,866,760
August 2010 ..............         2,551,280
September 2010 ...........         2,247,285
October 2010 .............         1,954,539
November 2010 ............         1,672,812
December 2010 ............         1,401,877
January 2011 .............         1,141,514
February 2011 ............           891,504
March 2011 ...............           651,634
April 2011 ...............           421,693
May 2011 .................           201,477
June 2011 and
   thereafter ............              0.00

     The "Class A-11 and Class A-21 Corridor Contract Notional Balances" are as described in the following table:

                                CLASS A-11 AND
                                  CLASS A-21
                               CORRIDOR CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCE ($)
--------------------------   --------------------
September 2006 ...........        92,499,000
October 2006 .............        88,850,156
November 2006 ............        85,305,973
December 2006 ............        81,866,089
January 2007 .............        78,530,038
February 2007 ............        75,297,327
March 2007 ...............        72,167,429
April 2007 ...............        69,139,790
May 2007 .................        66,213,824
June 2007 ................        63,388,918
July 2007 ................        60,664,425
August 2007 ..............        58,039,672
September 2007 ...........        55,513,954
October 2007 .............        53,086,539
November 2007 ............        50,756,662
December 2007 ............        48,523,533
January 2008 .............        46,386,330
February 2008 ............        44,344,206
March 2008 ...............        42,396,280
April 2008 ...............        40,541,649
May 2008 .................        38,779,379
June 2008 ................        37,108,509
July 2008 ................        35,528,052
August 2008 ..............        34,036,995
September 2008 ...........        32,634,298
October 2008 .............        31,318,895
November 2008 ............        30,089,697
December 2008 ............        28,945,589
January 2009 .............        27,885,433
February 2009 ............        26,908,067
March 2009 ...............        26,012,307
April 2009 ...............        25,135,598
May 2009 .................        24,277,705
June 2009 ................        23,438,396
July 2009 ................        22,617,444
August 2009 ..............        21,814,619
September 2009 ...........        21,029,699
October 2009 .............        20,262,460
November 2009 ............        19,512,683
December 2009 ............        18,780,151
January 2010 .............        18,064,649
February 2010 ............        17,365,964
March 2010 ...............        16,683,887
April 2010 ...............        16,018,208
May 2010 .................        15,368,722
June 2010 ................        14,735,225
July 2010 ................        14,117,517
August 2010 ..............        13,515,398
September 2010 ...........        12,928,672
October 2010 .............        12,357,141
November 2010 ............        11,800,616
December 2010 ............        11,258,904
January 2011 .............        10,731,817
February 2011 ............        10,219,169
March 2011 ...............         9,720,775
April 2011 ...............         9,236,454
May 2011 .................         8,766,022
June 2011 ................         8,309,304
July 2011 ................         7,866,121

                                CLASS A-11 AND
                                  CLASS A-21
                               CORRIDOR CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCE ($)
--------------------------   --------------------
August 2011 ..............         7,436,300
September 2011 ...........         7,019,667
October 2011 .............         6,747,070
November 2011 ............         6,486,686
December 2011 ............         6,238,351
January 2012 .............         6,001,901
February 2012 ............         5,777,174
March 2012 ...............         5,564,011
April 2012 ...............         5,362,253
May 2012 .................         5,171,743
June 2012 ................         4,992,328
July 2012 ................         4,823,852
August 2012 ..............         4,666,168
September 2012 ...........         4,519,123
October 2012 .............         4,422,096
November 2012 ............         4,334,910
December 2012 ............         4,257,423
January 2013 .............         4,189,494
February 2013 ............         4,130,986
March 2013 ...............         4,081,760
April 2013 ...............         4,041,680
May 2013 .................         4,010,614
June 2013 ................         3,988,427
July 2013 ................         3,974,988
August 2013 ..............         3,970,169
September 2013 ...........         3,970,069
October 2013 .............         3,969,969
November 2013 ............         3,969,868
December 2013 ............         3,969,769
January 2014 .............         3,969,669
February 2014 ............         3,969,568
March 2014 ...............         3,969,469
April 2014 ...............         3,969,369
May 2014 .................         3,969,269
June 2014 ................         3,969,169
July 2014 ................         3,969,068
August 2014 ..............         3,968,969
September 2014 ...........         3,968,869
October 2014 .............         3,968,768
November 2014 ............         3,968,669
December 2014 ............         3,968,568
January 2015 .............         3,968,469
February 2015 ............         3,968,369
March 2015 ...............         3,968,268
April 2015 ...............         3,968,169
May 2015 .................         3,968,069
June 2015 ................         3,967,968
July 2015 ................         3,967,869
August 2015 ..............         3,967,768
September 2015 ...........         3,967,669
October 2015 .............         3,967,569
November 2015 ............         3,967,468
December 2015 ............         3,967,369
January 2016 .............         3,967,269
February 2016 ............         3,967,168
March 2016 ...............         3,967,069
April 2016 ...............         3,966,968
May 2016 .................         3,966,869
June 2016 ................         3,966,769

                                CLASS A-11 AND
                                  CLASS A-21
                               CORRIDOR CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCE ($)
--------------------------   --------------------
July 2016 ................         3,966,668
August 2016 ..............         3,966,569
September 2016 ...........         3,966,469
October 2016 .............         3,966,368
November 2016 ............         3,966,269
December 2016 ............         3,966,168
January 2017 .............         3,966,069
February 2017 ............         3,965,969
March 2017 ...............         3,965,868
April 2017 ...............         3,965,769
May 2017 .................         3,965,669
June 2017 ................         3,965,569
July 2017 ................         3,918,007
August 2017 ..............         3,838,897
September 2017 ...........         3,758,915
October 2017 .............         3,678,094
November 2017 ............         3,596,468
December 2017 ............         3,514,065
January 2018 .............         3,430,918
February 2018 ............         3,347,058
March 2018 ...............         3,262,513
April 2018 ...............         3,177,311
May 2018 .................         3,091,482
June 2018 ................         3,005,053
July 2018 ................         2,918,053
August 2018 ..............         2,830,507
September 2018 ...........         2,742,441
October 2018 .............         2,653,881
November 2018 ............         2,564,853
December 2018 ............         2,475,379
January 2019 .............         2,385,485
February 2019 ............         2,295,196
March 2019 ...............         2,204,532
April 2019 ...............         2,113,517
May 2019 .................         2,022,172
June 2019 ................         1,930,520
July 2019 ................         1,838,583
August 2019 ..............         1,746,378
September 2019 ...........         1,653,929
October 2019 .............         1,561,254
November 2019 ............         1,468,372
December 2019 ............         1,375,304
January 2020 .............         1,282,067
February 2020 ............         1,188,678
March 2020 ...............         1,095,156
April 2020 ...............         1,001,519
May 2020 .................           907,784
June 2020 ................           813,965
July 2020 ................           720,081
August 2020 ..............           626,147
September 2020 ...........           532,178
October 2020 .............           438,188
November 2020 ............           344,194
December 2020 ............           250,210
January 2021 .............           156,248
February 2021 ............            62,324
March 2021 and
   thereafter ............              0.00

     Each Corridor Contract is scheduled to remain in effect up to and including the applicable Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the Corridor Contract Administrator or the trust fund, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the related Corridor Contract, the related Corridor Contract becoming illegal or subject to certain kinds of taxation and failure by the Corridor Contract Counterparty to take certain actions described below following a Ratings Event.

     An additional termination event under either Corridor Contract will exist if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the applicable Corridor Contract, and the Corridor Contract Counterparty fails to transfer the applicable Corridor Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the applicable Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the trustee and Citigroup Global Markets Inc., based on, with respect to the trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the Class Certificate Balance of the related class or classes of certificates, at the time of termination and the denominator of which is the Corridor Contract Notional Balance, at the time of termination, and with respect to Citigroup Global Markets Inc., a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance, at the time of termination over
(y) the Class Certificate Balance of the related class or classes of certificates, at the time of termination and the denominator of which is the related Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the trust fund will be deposited by the trustee in the Corridor Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates, as applicable, until the applicable Corridor Contract Termination Date. However, if such termination occurs, there can be no assurance that any such termination payment will be paid to the trustee.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

DESCRIPTION OF THE CONTRACT COUNTERPARTY

     Bear Stearns Financial Products Inc. or BSFP, will be the interest rate contract provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the trustee on behalf of the holders of the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received from the Corridor Contract Administrator in respect of the Corridor Contracts for the related interest accrual period. On each Distribution Date, amounts so received in respect of the Corridor Contracts will first be distributed to the Class A-1, Class A-10, Class A-11 and Class A-21 Certificates, in each case, in an amount up to the amount necessary to pay the related Yield Supplement Amount for that Distribution Date. Any amounts remaining in the Corridor Contract Reserve Fund will be distributed to Citigroup Global Markets Inc., as provided in the pooling and servicing agreement, and will not be available for payment of any related Yield Supplement Amount on the Class A-1, Class A-10, Class A-11 or Class A-21 Certificates.

     For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable Corridor Contract Strike Rate, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class or classes of Certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable Corridor Contract Ceiling Rate over (ii) the applicable Corridor Contract Strike Rate.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.50% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.50%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.50% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.50% minus the net mortgage rate) divided by 6.50%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     (2)  concurrently,

          (a) 26.6265012010% in the following order of priority:

               (i) to the Class A-4 Certificates, the Class A-4 Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) to the Class A-6, Class A-7 and Class A-8 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, concurrently,

                    (I) 50% sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (II) 50% to the Class A-8 Certificates, until its Class Certificate Balance is reduced to zero;

               (iii) concurrently, to the Class A-1 and Class A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (iv) to the Class A-6, Class A-7 and Class A-8 Certificates, without regard to their Aggregate Planned Balance for that Distribution Date, concurrently,

                    (I) 50% sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (II) 50% to the Class A-8 Certificates, until its Class Certificate Balance is reduced to zero;

               (v) to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

               (vi) to the Class A-4 Certificates, without regard to the Class A-4 Priority Amount, until its Class Certificate Balance is reduced to zero; and

          (b) 73.3734987990% in the following order of priority:

               (i) concurrently, to the Class A-14 and Class A-16 Certificates, pro rata, the Combined Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) in an amount up to $100 on each Distribution Date, concurrently, to the Class A-11 and Class A-21 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (iii) to the Class A-17, Class A-18 and Class A-19 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, concurrently,

                    (I) 50% sequentially, to the Class A-17 and Class A-18 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (II) 50% to the Class A-19 Certificates, until its Class Certificate Balance is reduced to zero;

               (iv) concurrently, to the Class A-11 and Class A-21 Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Scheduled Balance for that Distribution Date;

               (v) to the Class A-13 Certificates, until its Class Certificate Balance is reduced to zero;

               (vi) concurrently, to the Class A-11 and Class A-21 Certificates, pro rata, without regard to their Aggregate Scheduled Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

               (vii) to the Class A-17, Class A-18 and Class A-19 Certificates, without regard to their Aggregate Planned Balance for that Distribution Date, concurrently,

                    (I) 50% sequentially, to the Class A-17 and Class A-18 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (II) 50% to the Class A-19 Certificates, until its Class Certificate Balance is reduced to zero; and

               (viii) concurrently, to the Class A-14 and Class A-16 Certificates, pro rata, without regard to the Combined Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Class A-4 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Senior Percentage, (B) the Scheduled Principal Distribution Amount, (C) the Shift Percentage, (D) the Class A-4 Priority Percentage and (E) 26.6265012010% and (ii) the product of (A) the Senior Prepayment Percentage, (B) the Unscheduled Principal Distribution Amount, (C) the Shift Percentage, (D) the Class A-4 Priority Percentage and (E) 26.6265012010%.

     "Class A-4 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class A-1, Class

A-3, Class A-4, Class A-6, Class A-7, Class A-8 and Class A-10 Certificates immediately prior to such Distribution Date.

     "Combined Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Senior Percentage, (B) the Scheduled Principal Distribution Amount, (C) the Shift Percentage, (D) the Combined Priority Percentage and (E) 73.3734987990% and (ii) the product of (A) the Senior Prepayment Percentage, (B) the Unscheduled Principal Distribution Amount, (C) the Shift Percentage, (D) the Combined Priority Percentage and (E) 73.3734987990%.

     "Combined Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-14 and Class A-16 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class A-11, Class A-13, Class A-14, Class A-16, Class A-17, Class A-18, Class A-19 and Class A-21 Certificates immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from August 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-A Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                              Original
                           Beneficial     Initial Credit     Applicable
                           Interest in      Enhancement    Credit Support
                         Issuing Entity        Level         Percentage
                         --------------   --------------   --------------
Senior Certificates ..       95.35%            4.65%             N/A
Class M-A ............        0.15%            4.50%            4.65%
Class M ..............        1.95%            2.55%            4.50%
Class B-1 ............        0.85%            1.70%            2.55%
Class B-2 ............        0.60%            1.10%            1.70%
Class B-3 ............        0.45%            0.65%            1.10%
Class B-4 ............        0.35%            0.30%            0.65%
Class B-5 ............        0.30%            0.00%            0.30%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. The Class M-A Certificates will have a distribution priority over the Class M Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period, and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of any Realized Losses that would otherwise be allocated (i) to the Class A-11, Class A-14 and Class A-21 Certificates will instead be allocated to the Class A-16 Certificates, as follows: (i) with respect to the Class A-11 Certificates, in an amount up to the product of approximately 22.04% and the Class Certificate Balance of the Class A-16 Certificates and up to a maximum of $4,068,000, (ii) with respect to the Class A-14 Certificates, in an amount up to the product of approximately 39.45% and the Class Certificate Balance of the Class A-16 Certificates and up to a maximum of $7,281,000 and (iii) with respect to the Class A-21 Certificates, in an amount up to the product of approximately 38.51% and the Class Certificate Balance of the Class A-16 Certificates and up to a maximum of $7,107,000, in each case, until the Class Certificate Balance of the Class A-16 Certificates is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates.

The Class M-A Certificates will have a distribution priority over the Class M Certificates. Within Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedule has been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates set forth below:

  PRINCIPAL BALANCE                                        PREPAYMENT ASSUMPTION
       SCHEDULE          RELATED CLASSES OF CERTIFICATES       RANGE OF RATES
  -----------------      -------------------------------   ---------------------
Schedule 1: Aggregate    Class A-6, Class A-7 and Class       101% to 350% PSA
   Planned Balance              A-8 Certificates

Schedule 2: Aggregate   Class A-17, Class A-18 and Class      101% to 249% PSA
   Planned Balance             A-19 Certificates

Schedule 3: Aggregate      Class A-11 and Class A-21                N/A
  Scheduled Balance               Certificates

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 100% PSA assumes prepayment rates of 0.20% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter (for example, 0.40% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6.0% per annum. Similarly, 250% PSA assumes prepayment rates of 0.5% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.5% per annum in each month thereafter (for example, 1.0% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 250% PSA assumes a constant prepayment rate of 15.0% per annum. Similarly, 350% PSA assumes prepayment rates of 0.7% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.7% per annum in each month thereafter (for example,

1.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 350% PSA assumes a constant prepayment rate of 21.0% per annum.

     There is no assurance that the Class Certificate Balances of the Class A-6, Class A-7 and Class A-8 Certificates or the Class A-17, Class A-18 and Class A-19 Certificates (together, the "Aggregate Planned Balance Certificates") or the Class A-11 and Class A-21 Certificates (the "Aggregate Scheduled Balance Certificates") will conform on any Distribution Date to the related Aggregate Planned Balance or Aggregate Scheduled Balance, as applicable, specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the respective Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the respective Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

DISTRIBUTION DATE         SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)
-----------------         --------------   --------------   --------------
Initial ...............    60,710,000.00   189,294,000.00    92,499,000.00
September 25, 2006 ....    60,601,136.20   188,994,008.74    88,850,082.42
October 25, 2006 ......    60,468,518.84   188,628,560.80    85,305,899.49
November 25, 2006 .....    60,312,167.29   188,197,709.60    81,866,015.69
December 25, 2006 .....    60,132,113.10   187,701,542.04    78,529,965.70
January 25, 2007 ......    59,928,399.98   187,140,178.59    75,297,254.35
February 25, 2007 .....    59,701,083.81   186,513,773.24    72,167,356.57
March 25, 2007 ........    59,450,232.65   185,822,513.54    69,139,717.34
April 25, 2007 ........    59,175,926.72   185,066,620.55    66,213,751.69
May 25, 2007 ..........    58,878,258.37   184,246,348.74    63,388,844.79
June 25, 2007 .........    58,557,332.05   183,361,985.94    60,664,351.95
July 25, 2007 .........    58,213,264.25   182,413,853.18    58,039,598.75
August 25, 2007 .......    57,846,183.48   181,402,304.56    55,513,881.13
September 25, 2007 ....    57,456,230.15   180,327,727.03    53,086,465.58
October 25, 2007 ......    57,043,556.55   179,190,540.21    50,756,589.30
November 25, 2007 .....    56,608,326.71   177,991,196.15    48,523,460.38
December 25, 2007 .....    56,150,716.34   176,730,179.04    46,386,258.09
January 25, 2008 ......    55,670,912.72   175,408,004.94    44,344,133.09
February 25, 2008 .....    55,169,114.56   174,025,221.41    42,396,207.79
March 25, 2008 ........    54,645,531.87   172,582,407.22    40,541,576.60
April 25, 2008 ........    54,100,385.86   171,080,171.92    38,779,306.32
May 25, 2008 ..........    53,533,908.75   169,519,155.44    37,108,436.51
June 25, 2008 .........    52,946,343.66   167,900,027.70    35,527,979.89
July 25, 2008 .........    52,337,944.38   166,223,488.08    34,036,922.76
August 25, 2008 .......    51,708,975.23   164,490,265.00    32,634,225.48
September 25, 2008 ....    51,059,710.91   162,701,115.35    31,318,822.95
October 25, 2008 ......    50,390,436.22   160,856,824.01    30,089,625.07
November 25, 2008 .....    49,701,445.93   158,958,203.25    28,945,517.32
December 25, 2008 .....    48,993,044.54   157,006,092.15    27,885,361.33
January 25, 2009 ......    48,265,546.06   155,001,356.02    26,907,995.40
February 25, 2009 .....    47,519,273.77   152,944,885.72    26,012,235.16
March 25, 2009 ........    46,776,822.68   150,898,945.33    25,135,525.87
April 25, 2009 ........    46,038,173.41   148,863,481.46    24,277,633.12
May 25, 2009 ..........    45,303,306.68   146,838,440.95    23,438,325.03
June 25, 2009 .........    44,572,203.30   144,823,770.98    22,617,372.18
July 25, 2009 .........    43,844,844.21   142,819,418.95    21,814,547.68
August 25, 2009 .......    43,121,210.42   140,825,332.57    21,029,627.03
September 25, 2009 ....    42,401,283.04   138,841,459.82    20,262,388.17
October 25, 2009 ......    41,685,043.31   136,867,748.94    19,512,611.45
November 25, 2009 .....    40,972,472.54   134,904,148.45    18,780,079.56
December 25, 2009 .....    40,263,552.13   132,950,607.13    18,064,577.59
January 25, 2010 ......    39,558,263.62   131,007,074.06    17,365,892.88
February 25, 2010 .....    38,856,588.61   129,073,498.54    16,683,815.13
March 25, 2010 ........    38,158,508.80   127,149,830.18    16,018,136.28
April 25, 2010 ........    37,464,006.00   125,236,018.83    15,368,650.54
May 25, 2010 ..........    36,773,062.11   123,332,014.61    14,735,154.36
June 25, 2010 .........    36,085,659.12   121,437,767.89    14,117,446.37
July 25, 2010 .........    35,401,779.13   119,553,229.34    13,515,327.38
August 25, 2010 .......    34,721,404.30   117,678,349.83    12,928,600.42
September 25, 2010 ....    34,044,516.93   115,813,080.54    12,357,070.58
October 25, 2010 ......    33,371,099.37   113,957,372.88    11,800,545.13
November 25, 2010 .....    32,701,134.10   112,111,178.53    11,258,833.40
December 25, 2010 .....    32,034,603.66   110,274,449.41    10,731,746.81
January 25, 2011 ......    31,371,490.71   108,447,137.69    10,219,098.85
February 25, 2011 .....    30,711,777.98   106,629,195.82     9,720,705.00
March 25, 2011 ........    30,055,448.29   104,820,576.48     9,236,382.78
April 25, 2011 ........    29,402,484.58   103,021,232.59     8,765,951.71
May 25, 2011 ..........    28,752,869.84   101,231,117.33     8,309,233.27
June 25, 2011 .........    28,106,587.19    99,450,184.14     7,866,050.86
July 25, 2011 .........    27,463,619.79    97,678,386.68     7,436,229.87
August 25, 2011 .......    26,823,950.94    95,915,678.86     7,019,597.58
September 25, 2011 ....    26,222,336.53    94,327,368.24     6,747,000.39
October 25, 2011 ......    25,623,936.04    92,747,863.65     6,486,617.11
November 25, 2011 .....    25,028,733.05    91,177,120.23     6,238,282.37
December 25, 2011 .....    24,436,711.22    89,615,093.37     6,001,832.63
January 25, 2012 ......    23,847,854.31    88,061,738.71     5,777,106.14
February 25, 2012 .....    23,262,146.17    86,517,012.11     5,563,942.97
March 25, 2012 ........    22,679,570.71    84,980,869.67     5,362,184.92

DISTRIBUTION DATE         SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)
-----------------         --------------   --------------   --------------
April 25, 2012 ........    22,100,111.97    83,453,267.73     5,171,675.58
May 25, 2012 ..........    21,523,754.02    81,934,162.87     4,992,260.25
June 25, 2012 .........    20,950,481.05    80,423,511.89     4,823,785.94
July 25, 2012 .........    20,380,277.32    78,921,271.84     4,666,101.36
August 25, 2012 .......    19,813,127.19    77,427,399.98     4,519,056.92
September 25, 2012 ....    19,260,265.45    75,995,359.15     4,422,030.21
October 25, 2012 ......    18,710,381.38    74,571,402.86     4,334,844.62
November 25, 2012 .....    18,163,459.63    73,155,489.44     4,257,358.10
December 25, 2012 .....    17,619,484.96    71,747,577.45     4,189,430.22
January 25, 2013 ......    17,078,442.20    70,347,625.67     4,130,922.11
February 25, 2013 .....    16,540,316.26    68,955,593.13     4,081,696.46
March 25, 2013 ........    16,005,092.12    67,571,439.05     4,041,617.52
April 25, 2013 ........    15,472,754.86    66,195,122.89     4,010,551.05
May 25, 2013 ..........    14,943,289.62    64,826,604.31     3,988,364.35
June 25, 2013 .........    14,416,681.63    63,465,843.21     3,974,926.21
July 25, 2013 .........    13,892,916.20    62,112,799.70     3,970,106.89
August 25, 2013 .......    13,371,978.71    60,767,434.09     3,970,006.89
September 25, 2013 ....    12,893,314.43    59,533,206.60     3,969,906.89
October 25, 2013 ......    12,425,994.05    58,305,999.09     3,969,806.89
November 25, 2013 .....    11,969,770.51    57,085,774.30     3,969,706.89
December 25, 2013 .....    11,524,401.88    55,872,495.21     3,969,606.89
January 25, 2014 ......    11,089,651.28    54,666,124.97     3,969,506.89
February 25, 2014 .....    10,665,286.74    53,466,626.95     3,969,406.89
March 25, 2014 ........    10,251,081.14    52,277,254.00     3,969,306.89
April 25, 2014 ........     9,846,812.08    51,108,526.40     3,969,206.89
May 25, 2014 ..........     9,452,261.80    49,960,127.19     3,969,106.89
June 25, 2014 .........     9,067,217.07    48,831,743.97     3,969,006.89
July 25, 2014 .........     8,691,469.14    47,723,068.87     3,968,906.89
August 25, 2014 .......     8,324,813.59    46,633,798.46     3,968,806.89
September 25, 2014 ....     8,019,934.42    45,760,609.22     3,968,706.89
October 25, 2014 ......     7,722,112.75    44,902,050.06     3,968,606.89
November 25, 2014 .....     7,431,192.64    44,057,892.82     3,968,506.89
December 25, 2014 .....     7,147,021.51    43,227,912.76     3,968,406.89
January 25, 2015 ......     6,869,450.03    42,411,888.46     3,968,306.89
February 25, 2015 .....     6,598,332.06    41,609,601.86     3,968,206.89
March 25, 2015 ........     6,333,524.61    40,820,838.09     3,968,106.89
April 25, 2015 ........     6,074,887.72    40,045,385.55     3,968,006.89
May 25, 2015 ..........     5,822,284.45    39,283,035.75     3,967,906.89
June 25, 2015 .........     5,575,580.81    38,533,583.36     3,967,806.89
July 25, 2015 .........     5,334,645.64    37,796,826.11     3,967,706.89
August 25, 2015 .......     5,099,350.63    37,072,564.73     3,967,606.89
September 25, 2015 ....     4,910,063.83    36,524,660.63     3,967,506.89
October 25, 2015 ......     4,724,623.25    35,984,502.28     3,967,406.89
November 25, 2015 .....     4,542,951.85    35,451,982.63     3,967,306.89
December 25, 2015 .....     4,364,974.09    34,926,996.08     3,967,206.89
January 25, 2016 ......     4,190,615.93    34,409,438.46     3,967,106.89
February 25, 2016 .....     4,019,804.83    33,899,207.06     3,967,006.89
March 25, 2016 ........     3,852,469.64    33,396,200.53     3,966,906.89
April 25, 2016 ........     3,688,540.68    32,900,318.94     3,966,806.89
May 25, 2016 ..........     3,527,949.60    32,411,463.69     3,966,706.89
June 25, 2016 .........     3,370,629.46    31,929,537.57     3,966,606.89
July 25, 2016 .........     3,216,514.60    31,454,444.67     3,966,506.89
August 25, 2016 .......     3,065,540.70    30,986,090.39     3,966,406.89
September 25, 2016 ....     2,914,865.08    30,512,140.30     3,966,306.89
October 25, 2016 ......     2,767,297.66    30,045,001.80     3,966,206.89
November 25, 2016 .....     2,622,775.57    29,584,579.92     3,966,106.89
December 25, 2016 .....     2,481,237.17    29,130,781.01     3,966,006.89
January 25, 2017 ......     2,342,622.07    28,683,512.69     3,965,906.89
February 25, 2017 .....     2,206,871.08    28,242,683.87     3,965,806.89
March 25, 2017 ........     2,073,926.20    27,808,204.70     3,965,706.89
April 25, 2017 ........     1,943,730.57    27,379,986.55     3,965,606.89
May 25, 2017 ..........     1,816,228.49    26,957,942.02     3,965,506.89
June 25, 2017 .........     1,691,365.37    26,541,984.92     3,917,968.07
July 25, 2017 .........     1,569,087.70    26,132,030.22     3,838,858.34
August 25, 2017 .......     1,449,343.04    25,727,994.06     3,758,877.21
September 25, 2017 ....     1,332,080.02    25,329,793.76     3,678,057.38
October 25, 2017 ......     1,217,248.28    24,937,347.75     3,596,430.89
November 25, 2017 .....     1,104,798.46    24,550,575.59     3,514,029.15

DISTRIBUTION DATE         SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)
-----------------         --------------   --------------   --------------
December 25, 2017 .....       994,682.22    24,169,397.93     3,430,882.96
January 25, 2018 ......       886,852.16    23,793,736.53     3,347,022.48
February 25, 2018 .....       781,261.84    23,423,514.23     3,262,477.26
March 25, 2018 ........       677,865.75    23,058,654.90     3,177,276.28
April 25, 2018 ........       576,619.28    22,699,083.49     3,091,447.90
May 25, 2018 ..........       477,478.74    22,344,725.95     3,005,019.96
June 25, 2018 .........       380,401.29    21,995,509.29     2,918,019.65
July 25, 2018 .........       285,344.95    21,651,361.48     2,830,473.68
August 25, 2018 .......       192,268.62    21,312,211.51     2,742,408.17
September 25, 2018 ....       101,131.96    20,977,989.33     2,653,848.72
October 25, 2018 ......        11,895.50    20,648,625.86     2,564,820.39
November 25, 2018 .....             0.00    20,324,052.98     2,475,347.71
December 25, 2018 .....             0.00    20,004,203.50     2,385,454.72
January 25, 2019 ......             0.00    19,689,011.14     2,295,164.95
February 25, 2019 .....             0.00    19,378,410.56     2,204,501.42
March 25, 2019 ........             0.00    19,072,337.30     2,113,486.69
April 25, 2019 ........             0.00    18,770,727.79     2,022,142.82
May 25, 2019 ..........             0.00    18,473,519.34     1,930,491.41
June 25, 2019 .........             0.00    18,180,650.13     1,838,553.59
July 25, 2019 .........             0.00    17,892,059.17     1,746,350.05
August 25, 2019 .......             0.00    17,607,686.34     1,653,901.02
September 25, 2019 ....             0.00    17,327,472.32     1,561,226.30
October 25, 2019 ......             0.00    17,051,358.63     1,468,345.24
November 25, 2019 .....             0.00    16,779,287.58     1,375,276.80
December 25, 2019 .....             0.00    16,511,202.28     1,282,039.49
January 25, 2020 ......             0.00    16,247,046.64     1,188,651.43
February 25, 2020 .....             0.00    15,986,765.31     1,095,130.34
March 25, 2020 ........             0.00    15,730,303.74     1,001,493.53
April 25, 2020 ........             0.00    15,477,608.10       907,757.93
May 25, 2020 ..........             0.00    15,228,625.33       813,940.08
June 25, 2020 .........             0.00    14,983,303.09       720,056.16
July 25, 2020 .........             0.00    14,741,589.76       626,121.97
August 25, 2020 .......             0.00    14,503,434.43       532,152.96
September 25, 2020 ....             0.00    14,268,786.90       438,164.20
October 25, 2020 ......             0.00    14,037,597.67       344,170.43
November 25, 2020 .....             0.00    13,809,817.91       250,186.05
December 25, 2020 .....             0.00    13,585,399.47       156,225.10
January 25, 2021 ......             0.00    13,364,294.86        62,301.31
February 25, 2021 .....             0.00    13,146,457.25             0.00
March 25, 2021 ........             0.00    12,931,840.47             0.00
April 25, 2021 ........             0.00    12,720,398.96             0.00
May 25, 2021 ..........             0.00    12,512,087.82             0.00
June 25, 2021 .........             0.00    12,306,862.74             0.00
July 25, 2021 .........             0.00    12,104,680.06             0.00
August 25, 2021 .......             0.00    11,905,496.69             0.00
September 25, 2021 ....             0.00    11,708,266.31             0.00
October 25, 2021 ......             0.00    11,513,972.08             0.00
November 25, 2021 .....             0.00    11,322,572.34             0.00
December 25, 2021 .....             0.00    11,134,026.00             0.00
January 25, 2022 ......             0.00    10,948,292.55             0.00
February 25, 2022 .....             0.00    10,765,332.05             0.00
March 25, 2022 ........             0.00    10,585,105.10             0.00
April 25, 2022 ........             0.00    10,407,572.84             0.00
May 25, 2022 ..........             0.00    10,232,696.96             0.00
June 25, 2022 .........             0.00    10,060,439.69             0.00
July 25, 2022 .........             0.00     9,890,763.75             0.00
August 25, 2022 .......             0.00     9,723,632.42             0.00
September 25, 2022 ....             0.00     9,559,009.46             0.00
October 25, 2022 ......             0.00     9,396,859.15             0.00
November 25, 2022 .....             0.00     9,237,146.24             0.00
December 25, 2022 .....             0.00     9,079,836.00             0.00
January 25, 2023 ......             0.00     8,924,894.17             0.00
February 25, 2023 .....             0.00     8,772,286.95             0.00
March 25, 2023 ........             0.00     8,621,981.03             0.00
April 25, 2023 ........             0.00     8,473,943.57             0.00
May 25, 2023 ..........             0.00     8,328,142.15             0.00
June 25, 2023 .........             0.00     8,184,544.83             0.00
July 25, 2023 .........             0.00     8,043,120.12             0.00

DISTRIBUTION DATE         SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)
-----------------         --------------   --------------   --------------
August 25, 2023 .......             0.00     7,903,836.94             0.00
September 25, 2023 ....             0.00     7,766,664.67             0.00
October 25, 2023 ......             0.00     7,631,573.08             0.00
November 25, 2023 .....             0.00     7,498,532.41             0.00
December 25, 2023 .....             0.00     7,367,513.26             0.00
January 25, 2024 ......             0.00     7,238,486.69             0.00
February 25, 2024 .....             0.00     7,111,424.13             0.00
March 25, 2024 ........             0.00     6,986,297.41             0.00
April 25, 2024 ........             0.00     6,863,078.77             0.00
May 25, 2024 ..........             0.00     6,741,740.82             0.00
June 25, 2024 .........             0.00     6,622,256.56             0.00
July 25, 2024 .........             0.00     6,504,599.36             0.00
August 25, 2024 .......             0.00     6,388,742.96             0.00
September 25, 2024 ....             0.00     6,274,661.49             0.00
October 25, 2024 ......             0.00     6,162,329.39             0.00
November 25, 2024 .....             0.00     6,051,721.52             0.00
December 25, 2024 .....             0.00     5,942,813.04             0.00
January 25, 2025 ......             0.00     5,835,579.48             0.00
February 25, 2025 .....             0.00     5,729,996.70             0.00
March 25, 2025 ........             0.00     5,626,040.91             0.00
April 25, 2025 ........             0.00     5,523,688.65             0.00
May 25, 2025 ..........             0.00     5,422,916.78             0.00
June 25, 2025 .........             0.00     5,323,702.48             0.00
July 25, 2025 .........             0.00     5,226,023.26             0.00
August 25, 2025 .......             0.00     5,129,856.94             0.00
September 25, 2025 ....             0.00     5,035,181.65             0.00
October 25, 2025 ......             0.00     4,941,975.82             0.00
November 25, 2025 .....             0.00     4,850,218.20             0.00
December 25, 2025 .....             0.00     4,759,887.81             0.00
January 25, 2026 ......             0.00     4,670,963.99             0.00
February 25, 2026 .....             0.00     4,583,426.35             0.00
March 25, 2026 ........             0.00     4,497,254.79             0.00
April 25, 2026 ........             0.00     4,412,429.51             0.00
May 25, 2026 ..........             0.00     4,328,930.95             0.00
June 25, 2026 .........             0.00     4,246,739.86             0.00
July 25, 2026 .........             0.00     4,165,837.24             0.00
August 25, 2026 .......             0.00     4,086,204.36             0.00
September 25, 2026 ....             0.00     4,007,822.76             0.00
October 25, 2026 ......             0.00     3,930,674.23             0.00
November 25, 2026 .....             0.00     3,854,740.82             0.00
December 25, 2026 .....             0.00     3,780,004.82             0.00
January 25, 2027 ......             0.00     3,706,448.79             0.00
February 25, 2027 .....             0.00     3,634,055.53             0.00
March 25, 2027 ........             0.00     3,562,808.06             0.00
April 25, 2027 ........             0.00     3,492,689.66             0.00
May 25, 2027 ..........             0.00     3,423,683.84             0.00
June 25, 2027 .........             0.00     3,355,774.35             0.00
July 25, 2027 .........             0.00     3,288,945.14             0.00
August 25, 2027 .......             0.00     3,223,180.41             0.00
September 25, 2027 ....             0.00     3,158,464.59             0.00
October 25, 2027 ......             0.00     3,094,782.30             0.00
November 25, 2027 .....             0.00     3,032,118.41             0.00
December 25, 2027 .....             0.00     2,970,457.97             0.00
January 25, 2028 ......             0.00     2,909,786.26             0.00
February 25, 2028 .....             0.00     2,850,088.77             0.00
March 25, 2028 ........             0.00     2,791,351.18             0.00
April 25, 2028 ........             0.00     2,733,559.38             0.00
May 25, 2028 ..........             0.00     2,676,699.47             0.00
June 25, 2028 .........             0.00     2,620,757.73             0.00
July 25, 2028 .........             0.00     2,565,720.62             0.00
August 25, 2028 .......             0.00     2,511,574.84             0.00
September 25, 2028 ....             0.00     2,458,307.23             0.00
October 25, 2028 ......             0.00     2,405,904.83             0.00
November 25, 2028 .....             0.00     2,354,354.87             0.00
December 25, 2028 .....             0.00     2,303,644.77             0.00
January 25, 2029 ......             0.00     2,253,762.09             0.00
February 25, 2029 .....             0.00     2,204,694.61             0.00
March 25, 2029 ........             0.00     2,156,430.26             0.00

DISTRIBUTION DATE         SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)
-----------------         --------------   --------------   --------------
April 25, 2029 ........             0.00     2,108,957.13             0.00
May 25, 2029 ..........             0.00     2,062,263.51             0.00
June 25, 2029 .........             0.00     2,016,337.83             0.00
July 25, 2029 .........             0.00     1,971,168.69             0.00
August 25, 2029 .......             0.00     1,926,744.87             0.00
September 25, 2029 ....             0.00     1,883,055.27             0.00
October 25, 2029 ......             0.00     1,840,088.98             0.00
November 25, 2029 .....             0.00     1,797,835.23             0.00
December 25, 2029 .....             0.00     1,756,283.42             0.00
January 25, 2030 ......             0.00     1,715,423.08             0.00
February 25, 2030 .....             0.00     1,675,243.89             0.00
March 25, 2030 ........             0.00     1,635,735.70             0.00
April 25, 2030 ........             0.00     1,596,888.47             0.00
May 25, 2030 ..........             0.00     1,558,692.33             0.00
June 25, 2030 .........             0.00     1,521,137.54             0.00
July 25, 2030 .........             0.00     1,484,214.49             0.00
August 25, 2030 .......             0.00     1,447,913.73             0.00
September 25, 2030 ....             0.00     1,412,225.92             0.00
October 25, 2030 ......             0.00     1,377,141.86             0.00
November 25, 2030 .....             0.00     1,342,652.50             0.00
December 25, 2030 .....             0.00     1,308,748.88             0.00
January 25, 2031 ......             0.00     1,275,422.21             0.00
February 25, 2031 .....             0.00     1,242,663.80             0.00
March 25, 2031 ........             0.00     1,210,465.09             0.00
April 25, 2031 ........             0.00     1,178,817.64             0.00
May 25, 2031 ..........             0.00     1,147,713.14             0.00
June 25, 2031 .........             0.00     1,117,143.37             0.00
July 25, 2031 .........             0.00     1,087,100.28             0.00
August 25, 2031 .......             0.00     1,057,575.88             0.00
September 25, 2031 ....             0.00     1,028,562.32             0.00
October 25, 2031 ......             0.00     1,000,051.88             0.00
November 25, 2031 .....             0.00       972,036.91             0.00
December 25, 2031 .....             0.00       944,509.89             0.00
January 25, 2032 ......             0.00       917,463.42             0.00
February 25, 2032 .....             0.00       890,890.19             0.00
March 25, 2032 ........             0.00       864,783.00             0.00
April 25, 2032 ........             0.00       839,134.74             0.00
May 25, 2032 ..........             0.00       813,938.43             0.00
June 25, 2032 .........             0.00       789,187.17             0.00
July 25, 2032 .........             0.00       764,874.15             0.00
August 25, 2032 .......             0.00       740,992.69             0.00
September 25, 2032 ....             0.00       717,536.18             0.00
October 25, 2032 ......             0.00       694,498.10             0.00
November 25, 2032 .....             0.00       671,872.05             0.00
December 25, 2032 .....             0.00       649,651.71             0.00
January 25, 2033 ......             0.00       627,830.83             0.00
February 25, 2033 .....             0.00       606,403.29             0.00
March 25, 2033 ........             0.00       585,363.02             0.00
April 25, 2033 ........             0.00       564,704.07             0.00
May 25, 2033 ..........             0.00       544,420.55             0.00
June 25, 2033 .........             0.00       524,506.66             0.00
July 25, 2033 .........             0.00       504,956.70             0.00
August 25, 2033 .......             0.00       485,765.04             0.00
September 25, 2033 ....             0.00       466,926.13             0.00
October 25, 2033 ......             0.00       448,434.50             0.00
November 25, 2033 .....             0.00       430,284.76             0.00
December 25, 2033 .....             0.00       412,471.61             0.00
January 25, 2034 ......             0.00       394,989.81             0.00
February 25, 2034 .....             0.00       377,834.20             0.00
March 25, 2034 ........             0.00       360,999.70             0.00
April 25, 2034 ........             0.00       344,481.31             0.00
May 25, 2034 ..........             0.00       328,274.07             0.00
June 25, 2034 .........             0.00       312,373.14             0.00
July 25, 2034 .........             0.00       296,773.71             0.00
August 25, 2034 .......             0.00       281,471.06             0.00
September 25, 2034 ....             0.00       266,460.53             0.00
October 25, 2034 ......             0.00       251,737.54             0.00
November 25, 2034 .....             0.00       237,297.57             0.00

DISTRIBUTION DATE         SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)
-----------------         --------------   --------------   --------------
December 25, 2034 .....             0.00       223,136.15             0.00
January 25, 2035 ......             0.00       209,248.90             0.00
February 25, 2035 .....             0.00       195,631.49             0.00
March 25, 2035 ........             0.00       182,279.66             0.00
April 25, 2035 ........             0.00       169,189.20             0.00
May 25, 2035 ..........             0.00       156,355.98             0.00
June 25, 2035 .........             0.00       143,775.92             0.00
July 25, 2035 .........             0.00       131,444.99             0.00
August 25, 2035 .......             0.00       119,359.23             0.00
September 25, 2035 ....             0.00       107,514.74             0.00
October 25, 2035 ......             0.00        95,907.68             0.00
November 25, 2035 .....             0.00        84,534.25             0.00
December 25, 2035 .....             0.00        73,390.72             0.00
January 25, 2036 ......             0.00        62,473.41             0.00
February 25, 2036 .....             0.00        51,778.69             0.00
March 25, 2036 ........             0.00        41,303.00             0.00
April 25, 2036 ........             0.00        31,042.81             0.00
May 25, 2036 ..........             0.00        20,994.64             0.00
June 25, 2036 .........             0.00        11,155.10             0.00
July 25, 2036 .........             0.00         1,520.80             0.00
August 25, 2036 and
thereafter ............             0.00             0.00             0.00